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EXHIBIT 5.1

                   [Morris, Manning & Martin, LLP Letterhead]

                                  June 20, 2000

CTN Media Group, Inc.
5784 Lake Forrest Drive
Suite 275
Atlanta, Georgia 30328

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for CTN Media Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 1,600,000 shares of the Company's common stock, par value $.005 per share ("Shares"), issuable pursuant to CTN Media Group, Inc. 1996 Stock Incentive Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of
Item 5 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

         We have reviewed the Company's certificate of incorporation and the corporate proceedings taken by the Company in connection with the registration of the Shares. Based on such review and assuming the Registration Statement becomes and remains effective, and all applicable state and federal laws are complied with, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable shares of the common stock of the Company.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-B.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                Very truly yours,

                                MORRIS, MANNING & MARTIN
                                A Limited Liability Partnership


                                By: /s/ Rosemarie A. Thurston
                                   ---------------------------------
                                   A Partner